UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2017

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

40 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2017, Surgery Partners, Inc., a Delaware corporation (“Surgery Partners” or the “Company”), entered into a series of transactions pursuant to which the Company agreed (i) to acquire NSH Holdco, Inc., a Delaware corporation (“NSH”), through a merger of SP Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with and into NSH (the “Merger”), pursuant to an Agreement and Plan of Merger, by and among the Company, Merger Sub, NSH, and IPC / NSH, L.P., solely in its capacity as sellers’ representative (the “Merger Agreement”) and (ii) to issue to BCPE Seminole Holdings LP, a Delaware limited partnership (“Bain Capital”), an affiliate of Bain Capital Private Equity, up to 320,000 shares of preferred stock, par value $0.01 per share, of the Company, to be created out of the authorized and unissued shares of preferred stock of the Company and designated as 10.00% Series A Convertible Perpetual Participating Preferred Stock (the “Series A Preferred Stock”) at a purchase price per share of $1,000 (the “Preferred Private Placement”). In connection with the Merger and the Preferred Private Placement, the Company also entered into (i) a Stock Purchase Agreement, by and among the Company, H.I.G. Surgery Centers, LLC (“H.I.G.”), H.I.G. Bayside Debt & LBO Fund II L.P. (for the purposes stated therein) and Bain Capital, pursuant to which H.I.G. has agreed to sell 26,455,651 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Purchased Shares”), to Bain Capital at a purchase price per share of $19.00 in cash (the “Private Sale” and, together with the Merger and the Preferred Private Placement, the “Transactions”) and (ii) an amendment to that certain Income Tax Receivable Agreement, dated September 30, 2015, by and between the Company, H.I.G. (in its capacity as the Stockholders Representative) and the other parties referred to therein. Following the consummation of the Transactions, NSH will be a wholly-owned subsidiary of the Company, and Bain Capital will be the controlling stockholder of the Company.

A copy of the press release announcing the entry into the Transactions is attached as Exhibit 99.1 hereto.

Merger Agreement

On May 9, 2017, Surgery Partners entered into the Merger Agreement pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into NSH, after which Merger Sub will cease to exist and NSH will become an indirect wholly-owned subsidiary of the Company. NSH will continue as the surviving company of the Merger (the “Surviving Corporation”). The respective boards of directors of Surgery Partners, Merger Sub and NSH have approved the Merger Agreement and the transactions contemplated thereby. In order to finance a portion of the Merger, the Company intends to issue new senior unsecured notes and raise additional senior secured term loan financing, and the Company has entered into customary commitment and engagement letters in connection therewith.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. In addition, at the Effective Time: (i) each share of series A preferred stock of NSH, par value $0.01, issued and outstanding immediately prior to the Effective Time, other than shares to be canceled or dissenting shares, shall be converted into the right to receive the Liquidation Value, as defined and described in the Merger Agreement; (ii) each share of common stock of NSH shall be converted into the right to receive the Per Share Merger Consideration as defined and described in the Merger Agreement; (iii) each in-the-money NSH option shall be converted into the right to receive the excess (if any) of the Per Share Merger Consideration, as defined and described in the Merger Agreement, over the exercise price of such option; and (iv) all other NSH options shall be cancelled without consideration therefore.

The Merger Agreement contains customary representations, warranties and covenants in respect of each of NSH, the Company and Merger Sub. Further, the completion of the Merger is subject to various conditions, including, among others: (i) the approval by written consent of the majority stockholder of NSH, which has already been provided; (ii) the expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) applicable to the Merger, the Preferred Private Placement and the Private Sale; (iii) the receipt of certain regulatory approvals and consents; and (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of NSH, the Company and Merger Sub and the compliance by each of NSH, the Company and Merger Sub with their respective obligations under the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay to NSH a termination fee of $45,600,000 (the “Termination Fee”). The Merger is expected to close during 2017 (subject to satisfaction of applicable closing conditions).

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K and incorporated into this Item 1.01 by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Preferred Securities Purchase Agreement and Series A Preferred Stock

On May 9, 2017, Surgery Partners entered into a Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Bain Capital, pursuant to which, on the terms and subject to the conditions set forth therein, Bain Capital will acquire and the Company will issue, up to 320,000 shares of Series A Preferred Stock, at a price per share of $1,000.00. Upon the closing of the Preferred Private Placement, Bain Capital and its affiliates will own all of the outstanding preferred stock of Surgery Partners, which, assuming an issuance of 320,000 shares of Series A Preferred Stock and calculated based on the number of shares of Common Stock of the Company outstanding on May 10, 2017, would represent approximately 26% of the voting power of all classes of capital stock of Surgery Partners. A copy of the Preferred Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Preferred Stock Purchase Agreement contains customary representations, warranties and covenants in respect of each of the Company and Bain Capital. Further, the completion of the Preferred Private Placement is subject to the Merger occurring substantially concurrently, as well as various other conditions, including, among others: (i) the expiration of the applicable waiting periods under the HSR Act; (ii) the receipt of certain regulatory approvals and consents, including with respect to the issuance of the Series A Preferred Stock; (iii) the satisfaction of all NASDAQ listing requirements; (iv) the filing of an Amended and Restated Certificate of Incorporation of the Company and the Certificate of Designations, Preferences, Rights and Limitations of the 10.00% Series A Convertible Perpetual Participating Preferred Stock of Surgery Partners, Inc. (the “Series A Certificate of Designation”); (v) no material adverse effect on the Company; (vi) the receipt of the approval of the Company’s stockholders to the Transactions; and (vii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Bain Capital and the compliance by each of the Company and Bain Capital with their respective obligations under the Preferred Stock Purchase Agreement. The Preferred Stock Purchase Agreement also provides that in the event that the Termination Fee is payable by the Company to NSH pursuant to the Merger Agreement, in certain circumstances, subject to the terms and conditions of the Preferred Stock Purchase Agreement, Bain Capital shall reimburse the Company for the full amount, or one half of the amount, of the Termination Fee and certain related fees and expenses.

The Series A Preferred Stock will rank senior to the Common Stock and any other capital stock of the Company, with respect to dividends, redemption and any other rights upon the liquidation, dissolution or winding up of the Company, and the holders thereof are entitled to vote with the holders of Common Stock, together as a single class, on all matters submitted to a vote of the Company’s stockholders. In addition to any dividends that may be declared with respect to the Common Stock, each share of Series A Preferred Stock will accrue dividends daily at a dividend rate of 10%, compounding quarterly, and in any given quarter, subject to certain conditions, the Board of Directors of the Company (the “Board”) may declare a cash dividend in an amount up to 50% of the amount of such accrued and accumulated dividend through the end of such quarter, and any quarterly dividend paid in cash shall not compound on the applicable date and shall not be included in the accrued value of the Series A Preferred Stock. The Company cannot redeem the Series A Preferred Stock prior to the fifth anniversary of its issuance and thereafter, may redeem all, but not less than all, of the Series A Preferred Stock for cash pursuant to and subject to the terms and conditions of the Series A Certificate of Designation. The Series A Preferred Stock may also be redeemed by the holder thereof upon the occurrence of certain change of control transactions of the Company or the Common Stock ceasing to be listed or quoted on a trading market.

The Series A Preferred Stock will initially be convertible into shares of Common Stock at a price per share of Common Stock equal to $19.00, subject to adjustments as provided in the Series A Certificate of Designation, at any time at the option of such holder. In addition, subject to the terms and conditions of the Series A Certificate of Designation, the Company may require the conversion of all, but not less than all, of the Series A Preferred Stock, after the second anniversary of the date of issuance, if the volume weighted average closing price of the Common Stock for any twenty out of thirty consecutive trading days prior to such date, equals or exceeds $42.00 per share. For as long as the Sponsor Entities continue to own the Required Percentage, the Company has agreed to not take certain actions without the prior approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock.

In addition, subject to the terms and conditions of the Series A Certificate of Designation and the closing of the transactions contemplated by the Preferred Private Placement, on or following the date on which Bain Capital, or Bain Capital and H.I.G., collectively, as applicable (the “Sponsor Entities”), cease to collectively hold fifty percent (50%) or more of the outstanding voting stock of the Company, but continue to hold 50 percent (50%) or more of the shares of Preferred Stock acquired pursuant to the Preferred Stock Purchase Agreement (the “Required Percentage”), the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock held by the Sponsor Entities, voting as a separate class, shall be entitled to elect two (2) directors to the Board; provided that, if the Sponsor Entities continue to own more than 50% of the Required Percentage but less than 100% of the Required Percentage, the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock held by the Sponsor Entities, voting as a separate class, shall be entitled to elect one (1) director to the Board.

The foregoing summary of the Preferred Stock Purchase Agreement and the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Preferred Stock Purchase Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference herein, and the form of Series A Certificate of Designation filed as Exhibit E to the Preferred Stock Purchase Agreement.

The Preferred Stock Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Preferred Stock Purchase Agreement were made only for purposes of the Preferred Stock Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Preferred Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Preferred Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Preferred Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Preferred Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Common Stock Purchase Agreement

On May 9, 2017, H.I.G., H.I.G. Bayside Debt & LBO Fund II L.P., Bain Capital and the Company entered a Stock Purchase Agreement (the “SPA”), pursuant to which Bain Capital agreed to purchase all of the 26,455,651 shares of Common Stock beneficially owned by H.I.G. at a purchase price per share of $19.00 for an aggregate purchase price of $502,657,369 in cash. As of May 10, 2017, the Purchased Shares represented approximately 54% of the outstanding Common Stock of the Company. Bain Capital will fund the Private Sale through an equity financing/equity commitment letter. Upon the closing of the Private Sale, H.I.G. will no longer own any equity interests in Surgery Partners. Upon the closing of the Private Sale and the Preferred Private Placement, assuming an issuance of 320,000 shares of Series A Preferred Stock and calculated based on the number of shares of Common Stock of the Company outstanding on May 10, 2017, the Series A Preferred Stock and the Common Stock acquired by Bain Capital and its affiliates in the Transactions will represent approximately 66% of the voting power of all classes of capital stock of Surgery Partners.

The SPA contains customary representations, warranties and covenants in respect of each of H.I.G., Bain Capital and the Company. The completion of the Private Sale is subject to the prior completion of the Merger and various other conditions, including, among others: (i) the approval by written consent of the stockholders of the Company; (ii) the expiration of the applicable waiting periods under the HSR Act; (iii) the receipt of certain regulatory approvals and consents; (iv) the satisfaction of all NASDAQ listing requirements; (v) no material adverse effect on the Company; (vi) execution of Amendment No. 1 to the Income Tax Receivable Agreement, by and between the Company and H.I.G. (in its capacity as the stockholders representative), dated May 9, 2017; and (vii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by H.I.G., Bain Capital and the Company and the compliance by each of H.I.G., Bain Capital and the Company with their respective obligations under the SPA. Upon the satisfaction of all conditions to H.I.G.’s obligations to complete the Private Sale, H.I.G. has agreed to grant Bain Capital its proxy with respect to the Purchased Shares and appoint Bain Capital or its designee as its proxy, attorney-in-fact and agent to vote the Purchased Shares in any circumstances in which stockholder vote, consent or other approval is sought.

The foregoing summary of the SPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference herein.

The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA as of the specific dates therein, were solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Rights Agreement

The Company, upon the closing of the Preferred Private Placement, has agreed to enter into an amended and restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders of the Company and certain other parties thereto, including Bain Capital and certain of its affiliates. The Company will agree to file a registration statement (the “Registration Statement”) for a public offering of shares, upon the request of Bain Capital and certain of its affiliates, and to use commercially reasonable efforts to effect the registration under the Securities Act of the registrable shares, subject to certain limitations as described in the Registration Rights Agreement, including a minimum net aggregate offering price and a limitation on the number of registrations the Company shall be required to effect. Surgery Partners will also agree to provide “piggy back,” “short-form” and shelf registration rights with respect to the registrable shares, each as described in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Registration Rights Agreements filed as Exhibit C to the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amendment to Income Tax Receivable Agreement

In connection with the Private Sale, on May 9, 2017, the Company and H.I.G., in its capacity as the Stockholders Representative, entered into an agreement to amend that certain Income Tax Receivable Agreement, dated September 30, 2015, by and between the Company, H.I.G. (in its capacity as the Stockholders Representative) and the other parties referred to therein (the “TRA Amendment”), to provide for a fixed payment schedule pursuant thereto. The amounts payable are related to the projected tax savings to be realized by the Company over the next five years and are not dependent on actual tax savings. Further, the amounts payable pursuant to the Tax Receivable Agreement will be adjusted downward in the event that the maximum corporate federal income tax rate is reduced.

The foregoing summary of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment (including the exhibits thereto), a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 – Preferred Securities Purchase Agreement and Series A Preferred Stock, is incorporated herein by reference. The Preferred Private Placement will be made in reliance on an exemption from the regulation requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth above under Item 1.01 – Common Stock Purchase Agreement, is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2017, H.I.G., the holder of (i) at least a majority of the issued and outstanding shares of capital stock of Surgery Partners, and (ii) at least a majority of the issued and outstanding shares of Common Stock, by written consent in lieu of a meeting of the stockholders of Surgery Partners approved (x) (1) the Second Amended and Restated Certificate of Incorporation of Surgery Partners, (2) the Series A Certificate of Designation, (3) the Preferred Stock Purchase Agreement and the issuance of the Series A Preferred Stock pursuant to the Second Amended and Restated Certificate of Incorporation of Surgery Partners and the Series A Certificate of Designation, (4) the SPA, and (5) the Second Amended and Restated Bylaws of Surgery Partners, and (y) the Transactions for all purposes of applicable NASDAQ Marketplace Rules and all other purposes.

The form of the Second Amended and Restated Certificate of Incorporation of Surgery Partners is filed as Exhibit B to the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.07 by reference. The form of the Second Amended and Restated Bylaws of Surgery Partners is filed as Exhibit A to the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.07 by reference. The foregoing summary of the Preferred Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1. The Company will file an Information Statement on Schedule 14C describing these matters and will deliver a copy of the Information Statement to all stockholders of record on May 9, 2017.

Forward-Looking Statements

This report may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, the Company’s expectations regarding the Transactions, including statements regarding the benefits of the Transactions, the anticipated timing of the Transactions and the expected closing of the Transactions, and the performance of its business and the other non-historical statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risk that the parties are unable to obtain required regulatory approvals, the risk that the parties are unable to satisfy other conditions to the consummation of the Transactions, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the Preferred Stock Purchase Agreement or the SPA, the risk that the Transactions may involve unexpected costs, liabilities or delays, and such other the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of May 9, 2017.*

10.1	Securities Purchase Agreement by and among Surgery Partners, Inc. and BCPE Seminole Holdings LP, dated May 9, 2017.*

10.2	Stock Purchase Agreement by and between H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P. (for the specific purposes stated therein), BCPE Seminole Holdings LP and Surgery Partners, Inc., dated May 9, 2017.*

10.3	Amendment No. 1 to Income Tax Receivable Agreement, by and between Surgery Partners, Inc. and H.I.G. Surgery Centers, LLC (in its capacity as the Stockholders Representative), dated May 9, 2017.

99.1	Press release dated May 10, 2017.

*	Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Michael T. Doyle
Michael T. Doyle Chief Executive Officer

Date: May 11, 2017

[Signature Page]

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Surgery Partners, Inc., SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH, L.P., dated as of May 9, 2017.*

10.1	Securities Purchase Agreement by and among Surgery Partners, Inc. and BCPE Seminole Holdings LP, dated May 9, 2017.*

10.2	Stock Purchase Agreement by and between H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P. (for the specific purposes stated therein), BCPE Seminole Holdings LP and Surgery Partners, Inc., dated May 9, 2017.*

10.3	Amendment No. 1 to Income Tax Receivable Agreement, by and between Surgery Partners, Inc. and H.I.G. Surgery Centers, LLC (in its capacity as the Stockholders Representative), dated May 9, 2017.

99.1	Press release dated May 10, 2017.

*Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.